                                                                      EXHIBIT 17


                          [FIRSTMARK CORP. LETTERHEAD]

                               November 13, 2001

Board of Directors
Firstmark Corp.
Attention:

Mr. Arch Alpin, III
327 Highway 2004
Lake Jackson, TX 77566

Mr. Robert J. Ellis
7107 Brodie Lane
Austin, TX 78745

Gentlemen:

         Effective as of the close of business this day, November 13, 2001, I hereby resign from the Board of Directors of Firstmark Corp. and do hereby resign as its President and CEO.


                                        Very truly yours,

                                        /s/ DONALD V. CRUICKSHANKS

                                        Donald V. Cruickshanks

DVC/bas